Exhibit 99.1

Callaway Golf To Present At Bernzott Capital Advisors Event In Camarillo, California

CARLSBAD, Calif., May 5, 2017 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) announced that it will be presenting at the Las Posas Country Club in Camarillo, California as part of the Bernzott Capital Advisors' annual client event on Monday, May 8, 2017 at approximately 5:00 pm Pacific Daylight Time.

The Company's presentation materials can be accessed through the Webcasts & Presentations section of the Company's Investor Relations website at http://ir.callawaygolf.com.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells bags, accessories and apparel in the golf and lifestyle categories, under the Callaway Golf®, Odyssey®, and OGIO brands worldwide. For more information please visit www.callawaygolf.com, www.odysseygolf.com and www.ogio.com.

Contact:	Brian Lynch
Patrick Burke
(760) 931-1771